BROWN, CUMMINS & BROWN CO., L.P.A.

                         ATTORNEYS AND COUNSELORS AT LAW

                                3500 CAREW TOWER

J. W. BROWN                         441 VINE STREET        JOANN M. STRASSER
(1911-1995)                     CINCINNATI, OHIO 45202     AARON A.
JAMES R. CUMMINS               TELEPHONE (513) 381-2121           VANDERLAAN
ROBERT S BROWN                 TELECOPIER (513) 381-2125
DONALD S. MENDELSOHN                                                OF COUNSEL
LYNNE SKILKEN                                                        GILBERT
AMY G. APPLEGATE                                                  BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                          January 14, 2000


AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

      RE:   AMERIPRIME FUNDS,  FILE NOS. 33-96826 AND 811-9096

Gentlemen:


      Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 36 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                          Very truly yours,

                                             /s/


                                          Brown, Cummins & Brown Co., L.P.A.